Exhibit 32.1

CERTIFICATION

In connection with the periodic report of ClearSign Combustion Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), we, Stephen E. Pirnat, Chief Executive Officer (Principal Executive Officer) and James N. Harmon, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2016

/s/ Stephen E. Pirnat
Stephen E. Pirnat
Chief Executive Officer (Principal Executive Officer)

/s/ James N. Harmon
James N. Harmon
Chief Financial Officer (Principal Financial and Accounting Officer)